Vocus Announces Results for First Quarter 2012
Company Reports 29% Revenue Growth and Raises Outlook for the Year on Better than Expected Results and Record Number of New Annual Subscription Customers

Beltsville, MD: May 1, 2012 – Vocus, Inc. (NASDAQ: VOCS), a leading provider of cloud marketing software, announced today financial results for the first quarter ended March 31, 2012.

“The first quarter went extremely well for us as we did better than expected on revenue and earnings and achieved some major operational milestones,” said Rick Rudman, President and CEO of Vocus, Inc.  “We added a record number of new customers, significantly expanded our sales capacity and made excellent progress on integrating our recent acquisition of iContact. The momentum we are seeing in our business reflects our ability to successfully invest for growth and deliver one of the most complete digital marketing solutions for small and mid-sized organizations.”

Financial Highlights

Income Statement

•	GAAP revenue for the first quarter of 2012 was $34.9 million, a 29% increase over the comparable period in 2011.

•	Non-GAAP revenue for the first quarter of 2012 was $35.5 million, a 31% increase over the comparable period in 2011. Non-GAAP revenue includes the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduced deferred revenue to its fair value as of the date of acquisition.

•	GAAP loss from operations for the first quarter of 2012 was $(10.4) million, compared to $(3.1) million for the comparable period in 2011.

•	Non-GAAP income from operations for the first quarter of 2012 was $854,000, compared to $2.3 million for the comparable period in 2011.

•	GAAP net loss for the first quarter of 2012 was $(10.8) million or $(0.57) per diluted share, compared to $(1.9) million or $(0.10) per diluted share for the comparable period in 2011.

•	Non-GAAP net income for the first quarter of 2012 was $452,000 or $0.02 per diluted share, compared to $3.4 million or $0.17 per diluted share for the comparable period in 2011.

•	GAAP loss from operations and net loss for the first quarter of 2012 was increased by $4.8 million of acquisition-related expenses, including $2.9 million of professional fees and $1.9 million of severance costs.

Balance Sheet and Other Financial Information

•	Total deferred revenue as of March 31, 2012 was $66.4 million compared to $55.8 million at March 31, 2011.

•	Total deferred revenue recorded in connection with the acquisition of iContact was $1.6 million. Total deferred revenue of the acquired company at the date of the acquisition was $3.9 million. The difference in deferred revenue consists of a $2.3 million adjustment to reflect the reduction to the fair value of the acquired deferred revenue due to purchase accounting.

•	Cash flow from operations for the first quarter of 2012 was $3.5 million, and free cash flow for the first quarter of 2012 was $3.6 million. Our cash flow from operations and free cash flow for the first quarter of 2012 included $4.8 million of acquisition-related expenses of which $2.4 million were paid as of March 31, 2012.

Business Highlights

•	On February 24, 2012, acquired iContact, a provider of cloud-based email and social marketing software that enables organizations to create and publish professional-quality emails to engage, educate and retain customers. The purchase price consisted of $89.6 million in cash, 401,672 shares of common stock, with a fair value of $9.1 million at issuance, 1.0 million shares of newly-created Series A Convertible Preferred Stock, with a fair value of $77.5 million and a promissory note in the amount of $670,000, for a total aggregate consideration of $166.9 million, net of $10.0 million cash acquired.

•	Added 1,196 net new annual subscription customers during the first quarter of 2012 compared to 682 net new annual subscription customers added during the comparable period in 2011 and ended the quarter with 13,103 total active annual subscription customers.

•	Signed subscription agreements with new and existing customers including Bose Corporation, British Gymnastics, Browse and Pick Corporation, The Canary Party, Cincinnati Children’s Hospital, Clio, Empire Today, LivingWorks Education, Mairie de Marseille, Mary Kay, Sleep Restfully, Smartlogic, Toledo Symphony, Under Armour, Urban Outfitters and Whirlpool.

•	Announced a partnership with Hearst’s LocalEdge to provide online visibility services from PRWeb to LocalEdge businesses nationwide.

•	Received numerous corporate awards and distinctions including the AppExchange award to iContact for Best Mass Email from Salesforce.com customers for the second consecutive year.

Guidance

Vocus is providing, for the first time, guidance for the second quarter and raising guidance for the full year 2012 based on information as of May 1, 2012:

•	For the second quarter of 2012, non-GAAP revenue is expected to be in the range of approximately $43.5 million to $43.8 million. For the second quarter of 2012, GAAP revenue is expected to be in the range of approximately $42.8 million to $43.1 million. Non-GAAP EPS is expected to be in the range of $0.08 to $0.09 assuming an estimated non-GAAP weighted average 24.2 million diluted shares outstanding and an estimated tax provision of $360,000. Non-GAAP adjustments are expected to be $0.38 per share. GAAP EPS is expected to be in the range of $(0.30) to $(0.29) assuming an estimated weighted average 19.5 million basic and diluted shares outstanding.

•	For the full year of 2012, non-GAAP revenue is expected to be in the range of $171.3 million to $172.5 million. For the full year of 2012, GAAP revenue is expected to be in the range of approximately $169.1 million to $170.3 million. Non-GAAP EPS is expected to be in the range of $0.38 to $0.40 assuming an estimated non-GAAP weighted average 24.0 million diluted shares outstanding and an estimated tax provision of $1.5 million. Non-GAAP adjustments are expected to be $1.63 per share. GAAP EPS is expected to be in the range of $(1.25) to $(1.23) assuming an estimated weighted average 19.5 million basic and diluted shares outstanding. Free cash flow is expected to range from $15.5 million to $16.5 million. Capital Expenditures are expected to be $4.0 million.

This release includes non-GAAP financial measures and adjustments. For a description of these non-GAAP financial measures and adjustments, please refer to section “Use of Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of Non-GAAP Measures” and “2012 Guidance – Reconciliation of GAAP EPS to Non-GAAP EPS.”

Conference Call Information

Vocus will discuss the financial results and business highlights of the first quarter of 2012 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio webcast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until May 8, 2012 at 11:59 p.m. ET and can be accessed by dialing (404) 537-3406 or (855) 859-2056 and entering conference number 25056972.

About Vocus, Inc.

Vocus, Inc. is a leading provider of cloud marketing software that helps businesses reach and influence buyers across social networks, online and through media. Vocus provides an integrated suite that combines social marketing, search marketing, email marketing and publicity into a comprehensive solution to help businesses attract, engage and retain customers. Vocus software is used by more than 120,000 organizations worldwide and is available in seven languages. Vocus is based in Beltsville, MD with offices in North America, Europe and Asia. For further information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain, and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,	March 31,
	2011	2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,284	$22,613
Short-term investments	9,895	3,218
Accounts receivable, net	23,504	19,836
Deferred income taxes	82	279
Prepaid expenses and other current assets	1,966	2,885

Total current assets	133,731	48,831
Property, equipment and software, net	17,843	20,091
Intangible assets, net	5,094	36,189
Goodwill	38,029	178,159
Other assets	1,046	632

Total assets	$195,743	$283,902

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses (including contingent consideration of $6,795 and $4,163 at	$17,883	$25,616
December 31, 2011 and March 31, 2012, respectively)
Notes payable and capital lease obligations	176	897
Deferred revenue	62,010	65,433

Total current liabilities	80,069	91,946
Notes payable and capital lease obligations, net of current portion	854	892
Other liabilities	8,331	7,094
Deferred income taxes, net of current portion	2,781	3,132
Deferred revenue, net of current portion	987	982

Total liabilities	93,022	104,046
Series A convertible preferred stock	—	77,490
Stockholders’ equity:
Common stock	218	219
Additional paid-in capital	200,273	204,290
Treasury stock	(48,423)	(42,276)
Accumulated other comprehensive loss	(607)	(302)
Accumulated deficit	(48,740)	(59,565)

Total stockholders’ equity	102,721	102,366

Total liabilities, Series A convertible preferred stock and stockholders’ equity	$195,743	$283,902

Vocus, Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2012
	(unaudited)	(unaudited)
Revenues	$26,987	$34,853
Cost of revenues	5,452	7,314

Gross profit	21,535	27,539
Operating expenses:
Sales and marketing	13,781	20,831
Research and development	2,015	3,656
General and administrative	8,228	12,393
Amortization of intangible assets	616	1,100

Total operating expenses	24,640	37,980
Loss from operations	(3,105)	(10,441)
Other income (expense)	166	(58)

Loss before provision (benefit) for income taxes	(2,939)	(10,499)
Provision (benefit) for income taxes	(1,081)	326

Net loss	$(1,858)	$(10,825)

Net loss per share:
Basic and diluted	$(0.10)	$(0.57)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	18,145,461	19,042,761

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended
	March 31,
	2011	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(1,858)	$(10,825)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,286	2,592
Other non-cash charges, net	3,279	4,522
Payments of contingent consideration for business acquisition in excess of	—	(494)
fair value on acquisition date
Changes in operating assets and liabilities	11,133	7,724

Net cash provided by operating activities	13,840	3,519
Cash flows from investing activities:
Business acquisition, net of cash acquired	(6,947)	(79,649)
Net change in available-for-sale securities	(2,041)	6,775
Purchases of property, equipment and software, net	(6,008)	(227)
Software development costs	(40)	(198)

Net cash used in investing activities	(15,036)	(73,299)
Cash flows from financing activities:
Purchases of common stock	(3,088)	(2,971)
Proceeds from exercises of stock options	555	14
Payments of contingent consideration for business acquisitions	—	(3,112)
Net payments on notes payable and capital lease obligations	3	(49)

Net cash used in financing activities	(2,530)	(6,118)
Effect of exchange rate changes on cash and cash equivalents	351	227

Net decrease in cash and cash equivalents	(3,375)	(75,671)
Cash and cash equivalents, beginning of period	94,918	98,284

Cash and cash equivalents, end of period	$91,543	$22,613

Use of Non-GAAP Financial Measures

Vocus provides non-GAAP measures for revenue, income from operations, net income, diluted net income per share and free cash flow as supplemental information.

We define non-GAAP revenue as GAAP revenue adjusted for the impact of the fair value adjustment to deferred revenue related to purchase accounting. Management believes the adjustment is useful to investors as a more accurate measure of our ongoing performance from the acquisitions.

We define non-GAAP income from operations as GAAP income from operations including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration and acquisition-related expenses.

We define non-GAAP net income as GAAP net income including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration including the effect of foreign currencies and acquisition-related expenses.

Stock-based compensation included in our GAAP financial results relates to stock option and restricted stock awards.  Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards.  Amortization of acquired intangible assets included in our GAAP financial results consists of amortization of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Amortization expense can vary from period to period due to the timing and size of our acquisitions.  Adjustments to deferred revenue reflect the reductions in the fair value of the acquired company’s deferred revenue due to purchase accounting. Our GAAP financial results include adjustments to the fair value of contingent consideration for acquisition earn-outs as of each reporting date from the fair value recorded on the acquisition date.  Acquisition-related expenses included in our GAAP operating expenses consist of professional fees for legal, accounting and other advisory services, integration related professional services, severance costs and retention payments incurred during the reporting period in connection with our acquired businesses.  The income tax expense related to the establishment of a valuation allowance against a portion of our deferred tax assets is a non-cash expense that is not considered part of ongoing operations.  It is the opinion of management that it is more likely than not that some or all of the deferred tax assets will not be realized, therefore the valuation allowance is recorded against the deferred tax assets.  Management believes these non-GAAP measures allow management and investors to make meaningful comparisons between our operating results and those of the other companies, as well as provide a consistent comparison of our relative historical financial performance.

We have not presented the tax impact of non-GAAP adjustments in the calculation of non-GAAP net income as a result of the valuation allowance in nearly all of our taxing jurisdictions.  The tax impact of the proforma adjustments would have resulted in an annual effective tax rate of 31% and 41% and non-GAAP diluted net income per share of $0.15 and $0.05 for the three months ended March 31, 2011 and 2012, respectively.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the payments of contingent consideration for business acquisitions in excess of fair value on acquisition date. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Our definition of free cash flow may be different from definitions used by other companies.

Management uses non-GAAP revenue, non-GAAP income from operations, non-GAAP net income and free cash flow to evaluate operating performance, determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. However, management believes that the use of non-GAAP measures is subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2012
	(unaudited)	(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$26,987	$34,853
Fair value adjustment to deferred revenue	181	671

Non-GAAP revenue	$27,168	$35,524

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(3,105)	$(10,441)
Stock-based compensation	4,228	3,984
Amortization of intangible assets	736	1,608
Fair value adjustment to deferred revenue	181	671
Fair value adjustments to contingent consideration	62	232
Acquisition-related expenses	167	4,800

Non-GAAP income from operations	$2,269	$854

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(1,858)	$(10,825)
Stock-based compensation	4,228	3,984
Amortization of intangible assets	736	1,608
Fair value adjustment to deferred revenue	181	671
Fair value adjustments to contingent consideration including effects of foreign currency	(21)	214
Acquisition-related expenses	167	4,800

Non-GAAP net income	$3,433	$452

Non-GAAP diluted net income per share	$0.17	$0.02
Non-GAAP diluted weighted average shares used in computing per share amounts	20,432,579	21,659,426
Reconciliation of GAAP diluted weighted average shares outstanding to Non-GAAP diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	18,145,461	19,042,761
Treasury stock effect of outstanding equity securities and effect of stock-based compensation	2,287,118	2,616,665

Non-GAAP diluted weighted average shares outstanding	20,432,579	21,659,426

Supplemental information of acquisition-related expenses included in:
Cost of revenues	$—	$52
Sales and marketing	—	691
Research and development	—	637
General and administrative	167	3,420

Total acquisition-related expenses	$167	$4,800

Supplemental information of stock-based compensation included in:
Cost of revenues	$484	$499
Sales and marketing	1,183	1,172
Research and development	645	504
General and administrative	1,916	1,809

Total stock-based compensation	$4,228	$3,984

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$13,840	$3,519
Purchases of property, equipment and software, net	(6,008)	(227)
Software development costs	(40)	(198)
Payments of contingent consideration for business acquisition in excess of fair value on	—	494
acquisition date

Free cash flow	$7,792	$3,588

Vocus, Inc. and Subsidiaries

2012 Guidance – Reconciliation of GAAP EPS to Non-GAAP EPS

	Q2 2012	Full Year 2012
	(unaudited)	(unaudited)
Reconciliation of GAAP EPS to Non-GAAP EPS:
GAAP EPS	$(0.30) to (0.29)	$(1.25) to (1.23)
Effect of stock-based compensation,	0.32	1.40
amortization of intangible assets, acquisition-related expenses, adjustments to deferred revenue related to purchase accounting and adjustments to the fair value of contingent consideration for earn-outs

Treasury stock effect of outstanding	0.06	0.23
equity securities and effect of stock-based compensation

Non-GAAP EPS	$0.08 to 0.09	$0.38 to 0.40